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                                                                    EXHIBIT 99.1

               Certificate Pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code

     I, J. Patrick Gallagher, Jr., the chief executive officer of Arthur J. Gallagher & Co., certify that (i) the Quarterly Report on Form 10-Q of Arthur J. Gallagher & Co. for the quarterly period ended June 30, 2002 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arthur J. Gallagher & Co. and its subsidiaries.


                                     /s/ J. Patrick Gallagher, Jr.
                                     -----------------------------
                                     J. Patrick Gallagher, Jr.
                                     August 14, 2002